UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: April 30, 2013
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 8.01 Other Events.

On April 30, 2013, at 5:00 p.m. Eastern Time, A. M. Castle & Co.'s (the “Company”) offer to purchase for cash (the “Offer”) up to $16,906,000 of its 12.750% Senior Secured Notes due 2016 (the “Notes”) expired. U.S. Bank National Association, the tender agent for the Offer, advised the Company that none of the Notes were validly tendered prior to the expiration of the Offer.
The Offer was made as an excess cash flow offer as required by, and in accordance with, the terms of the indenture governing the Notes (the “Indenture”). Under the terms of the Indenture, after the end of each fiscal year, the Company is required to make an offer to purchase outstanding Notes for an aggregate purchase price of up to the “excess cash flow offer amount” (as defined in the Indenture), which, in the case of the Offer, was $16,906,000. The purchase price in the Offer was equal to 103% of the principal amount of the Notes validly tendered (and not withdrawn), plus accrued and unpaid interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

May 1, 2013	By:	/s/ Robert J. Perna
Robert J. Perna
Vice President, General Counsel & Secretary

3